UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 29, 2026

System1, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39331	92-3978051
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4235 Redwood Avenue Los Angeles, California		90066
(Address of principal executive offices)		(Zip Code)

(310) 924-6037
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on January 27, 2022, certain subsidiaries of System1, Inc., a Delaware corporation (the “Company”), including Orchid Merger Sub II, LLC, a Delaware limited liability company (the “Existing Borrower”), and S1 Holdco LLC, a Delaware limited liability company, entered into that certain Credit and Guaranty Agreement (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and the term loans thereunder, the “Existing Term Loans” and the revolving loans thereunder, the “Existing Revolving Loans” and, together with the Existing Term Loans, the “Existing Loans” and the revolving loan commitments thereunder, the “Existing Revolving Commitments”), with the term loan lenders from time to time party thereto (solely in their capacity as such, the “Existing Term Lenders”), the revolving lenders from time to time party thereto (solely in their capacity as such, the “Existing Revolving Lenders”, and together with the Existing Term Lenders, the “Existing Lenders”), the letter of credit issuers from time to time party thereto and Ankura Trust Company, LLC, as successor by appointment to Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Existing Agent”).

On May 29, 2026, S1 Holdings Finco, LLC, a Delaware limited liability company and a subsidiary of the Company (the “Priority Borrower”), and the Existing Borrower entered into that certain Exchange Agreement (the “Exchange Agreement”) with all of the Existing Term Lenders and the Existing Revolving Lenders (the “Participating Lenders”). The Exchange Agreement sets forth the principal terms of a comprehensive debt exchange and settlement of all outstanding disputes with the Participating Lenders (collectively, the “Transaction”).

Pursuant to the Exchange Agreement, on the contemplated effective date of the exchange (the “Exchange Effective Date”), (a) all of the Existing Loans and all of the Existing Revolving Commitments under the Existing Credit Agreement shall be deemed repaid in full and terminated, in exchange for (b) the receipt by each Participating Lender of their pro rata share of the consideration specified in the Exchange Agreement on the terms and subject to the conditions set forth therein. The consideration under the Exchange Agreement consists of (i) a new $150.0 million term loan facility held by the Participating Lenders (the “Priority Term Loans”), (ii) the issuance of 39,250 shares of Series A Cumulative Convertible Preferred Stock (the “Preferred Shares”) to the Participating Lenders, with an aggregate initial stated value of $39.3 million (the “Share Consideration”), and (iii) a one-time cash payment to the Participating Lenders in the aggregate amount of $31,379,300.18, which amount shall be reduced dollar-for-dollar by the sum of (A) the aggregate amount of all amortization payments made by the Existing Borrower under the Existing Credit Agreement during the period from and including April 1, 2026 until the Exchange Effective Date (the “Interim Period”) and (B) the difference between (1) the aggregate amount of regularly scheduled interest payments actually made by the Existing Borrower under the Existing Credit Agreement during the Interim Period and (2) the amount of regularly scheduled interest payments the Priority Borrower would have been required to make under the Priority Credit Agreement during the Interim Period.

Pursuant to the financing agreement related to the Priority Term Loans (the “Priority Credit Agreement”) to be entered into at the Exchange Effective Date, the Priority Term Loans will mature in January 2031 and bear interest at a rate per annum equal to SOFR + 5.00%; provided that up to 50% of the interest accruing may, at the election of the Priority Borrower be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Priority Term Loans, subject to an increase to the applicable interest rate for such capitalized portion by 0.50%. Amortization will be required to be paid in quarterly installments equal to $375,000, beginning with the first full fiscal quarter following the Exchange Effective Date, and the principal balance of the the Priority Term Loans will also be subject to an excess cash flow sweep as contemplated in the Priority Credit Agreement. The Priority Term Loans will be secured by first‑priority liens on substantially all assets of the Priority Borrower and the guarantors. The Priority Credit Agreement will contain customary affirmative and negative covenants, events of default and mandatory prepayment provisions for transactions of this type.

Pursuant to the stock purchase agreement related to the Share Consideration (the “Stock Purchase Agreement”) to be entered into as of the Exchange Effective Date, the Participating Lenders will receive the Share Consideration in exchange for a portion of the Existing Loans pursuant to the Exchange Agreement. The Stock Purchase Agreement will contain customary representations and warranties of the Company and the Participating Lenders, including with respect to organization and authority, capitalization, compliance with laws, accredited investor status, investment intent and non-reliance, as well as customary covenants, closing conditions and expense allocation provisions for transactions of this type. The Stock Purchase Agreement will also provide the Participating Lenders with customary resale registration rights with respect to the shares of Class A Common Stock (the “Common Stock”) issuable upon conversion of the Preferred Shares.

Pursuant to the certificate of designation of the Preferred Shares (the “Certificate of Designation”) to be filed as of the Exchange Effective Date, the Preferred Shares will accrue cumulative dividends at a rate of 7.00% per annum, compounded quarterly unless paid in cash, and will have a liquidation preference equal to 1.0x the initial stated value thereof plus accrued and unpaid dividends. The Preferred Shares will initially be convertible at the option of the holders into shares of the Company’s Common Stock at a conversion price of $10.40 per share, subject to customary anti-dilution adjustments, representing approximately 27.4% of the Company’s common equity on an as-converted basis as of the date the Exchange Agreement was entered into. The conversion ratio will initially be approximately 96.178 shares of Common Stock per Preferred Share and will increase as dividends accrue. The Preferred Shares will be redeemable at the election of the holders for cash in an amount equal to the initial stated value thereof plus accrued and unpaid dividends, subject to the availability of legally available funds under Delaware law. The holders of the Preferred Shares will have the right to elect one independent director to the Company’s Board of Directors for so long as at least 50% of the originally issued Preferred Shares remain outstanding, and will have customary protective consent rights with respect to certain adverse actions, including adverse charter amendments, restricted payments, issuances of senior or pari passu securities and the incurrence of indebtedness in excess of $175.0 million, for so long as at least 25% of the originally issued Preferred Shares remain outstanding. The Certificate of Designation will also contain customary broad-based weighted average anti-dilution protections, subject to customary exceptions.

Pursuant to the Exchange Agreement, the parties thereto agree that on or prior to the Exchange Effective Date a joint stipulation of settlement and dismissal with prejudice will be filed in the litigation among certain of such parties currently pending in the United States District Court for the Southern District of New York, pursuant to which any and all claims and causes of action asserted against any party in such action will be dismissed with prejudice.

The effectiveness of the Transaction contemplated by the Exchange Agreement is subject to the satisfaction of the closing conditions detailed in the Exchange Agreement, including approval by the Company’s stockholders of the issuance of the Share Consideration required by Rule 312.03 of the NYSE Listed Company Manual, which the Company intends to seek at its 2026 annual meeting of stockholders. The Company expects the transaction to close in the third quarter of 2026 following its annual meeting of stockholders.

The Exchange Agreement contains representations and warranties, covenants and indemnification provisions customary for similar transactions. The representations, warranties and covenants contained in the Exchange Agreement were made solely for the benefit of the applicable parties to the Exchange Agreement and may be subject to limitations agreed upon by the applicable contracting parties. There is no assurance that the transaction contemplated by the Exchange Agreement will be consummated on the terms described above, on a timely basis or at all.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1’s future results. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this Form 8-K should carefully review the “Risk Factors” and other information included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2025, as well as our Form 10-Qs, Form 8-Ks and other reports filed with the Securities and Exchange Commission (the “SEC”) from time to time. Please refer to these SEC filings for additional information regarding the risks and other factors that may impact System1’s business, prospects, financial results and operating performance.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this Form 8-K. Forward-looking statements speak only as of the date they are made, and System1 does not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On June 1, 2026, the Company issued a press release announcing the entry into the Exchange Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Exchange Agreement*
99.1	Press Release of System1, Inc., dated June 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule and/or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

System1, Inc.

Date:	June 1, 2026	By:	/s/ Tridivesh Kidambi
		Name:	Tridivesh Kidambi
		Title:	Chief Financial Officer